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                                                                   EXHIBIT 10.14

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                                CREDIT AGREEMENT

                                      AMONG

                                  BANK ONE, NA,
                         A NATIONAL BANKING ASSOCIATION;

                                  M-WAVE, INC.,
                             A DELAWARE CORPORATION

                                       AND

                               POLY CIRCUITS, INC.
                             AN ILLINOIS CORPORATION

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                            DATED AS OF ______, 2003

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                                CREDIT AGREEMENT

         This CREDIT AGREEMENT, is dated as of _______ (this "AGREEMENT"), is by and among BANK ONE, NA, a national banking association (the "BANK"), M-WAVE, INC., a Delaware corporation (the "COMPANY") and POLY CIRCUITS, INC., an Illinois corporation ("POLY CIRCUITS" and jointly and severally with the Company, the "BORROWER").

                                    RECITALS

         The Bank and the Borrower acknowledge the following:

         A. The Borrower entered into a Loan Agreement, dated as of July 1, 2001 (as amended from time to time, the "ISSUER LOAN AGREEMENT") with the Illinois Development Finance Authority (the "ISSUER"), a public body corporate and politic, pursuant to which Issuer Loan Agreement the Issuer agreed to lend to the Borrower $8,100,000.00 to finance the costs of the Project (as defined in the Issuer Loan Agreement), which loan is evidenced by the ISSUER PROMISSORY NOTE (as defined in the Issuer Loan Agreement).

         B. The Issuer entered into a Trust Indenture, dated as of July 1, 2001 (as amended from time to time, the "INDENTURE"), naming American National Bank and Trust Company of Chicago, an Illinois banking corporation, as trustee (together with any successor trustee under the Indenture, the "TRUSTEE"), which provided for, among other things, the assignment by the Issuer of its rights under the Issuer Loan Agreement and the Issuer Promissory Note to the Trustee for the benefit of the holders of the Bonds and of the Bank.

         C. Pursuant to the Issuer Loan Agreement and the Indenture, the Issuer issued its Variable Rate Demand Industrial Development Revenue Bonds (M-Wave, Inc. Project) Series 2001 in the initial aggregate amount of $8,100,000 (the "BONDS").

         D. As security for the payment of the Bonds, the Borrower arranged for Bank to issue a letter of credit in favor of the Trustee (the "LETTER OF CREDIT"), in the amount of $8,199,864.00 to secure the following: (i) payment of the principal of, and up to 45 days' interest at a maximum rate of 10% per annum on the Bonds, and subject to the terms and conditions of the Reimbursement Agreement dated as of July 1, 2001 between Bank and Borrower (the "REIMBURSEMENT AGREEMENT").

         E. Borrower defaulted under the Reimbursement Agreement due to its failure to comply with certain financial ratios in the Reimbursement Agreement.

         F. After Borrower defaulted under the Reimbursement Agreement, the parties entered into Forbearance Agreements dated November 22, 2002 and January 1, 2003 (collectively, the "FORBEARANCE AGREEMENTS").

         G. Borrower defaulted under the Forbearance Agreement dated January 1, 2003 due to its failure to make certain payments required hereunder.

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         H.       After Borrower defaulted under the Forbearance Agreement dated
January 1, 2003, Bank notified the Trustee of the default, the Trustee accelerated the Bonds and the Trustee drew on the Letter of Credit to pay the Bondholders.

         I. As a result of Borrower's defaults and the Trustee's draw on the Letter of Credit, Borrower is indebted to Bank under the Reimbursement Agreement in the principal amount of $2,718.532.80.

         J. Pursuant to the Indenture, the Bank is entitled to be subrogated to the rights of the Trustee under the Issuer Loan Agreement and the Issuer Promissory Note.

         K. Borrower has requested, and subject to the terms and conditions hereof, Bank has agreed that the indebtedness of Borrower to Bank under the Reimbursement Agreement be evidenced by a Promissory Note in the principal amount of $2,413,532.80, dated of even date herewith (the "NOTE") executed by Borrower.

                                   AGREEMENTS

         In consideration of the Recitals and issuance of the Letter of Credit, the Bank and the Borrower agree as follows:

         1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

                  1.1 "AFFILIATE" means any person, corporation or other entity directly or indirectly controlling, controlled by or under common control with the Borrower.

                  1.2 "ARTICLES OF INCORPORATION" means the articles of incorporation of each of the Company and Poly Circuits.

                  1.3 "ASSIGNMENT OF CONTRACTS AND PERMITS" means the Assignment of Contracts and Permits between the Borrower and the Bank, dated as of July 1, 2001 relating to the assignment by the Borrowers of its right, title and interest under any and all architectural and construction agreements, permits, reservations, utility agreements, and escrows related to the construction of the Project.

                  1.4 "ASSIGNMENT OF SECURITY AND PROMISSORY NOTE" means the Assignment of Security and Promissory Note of even date herewith, whereby the Trustee assigns to the Bank the Trustee's interest in the Security (as defined in the Indenture) and the Issuer Promissory Note.

                  1.5 "AUTHORIZED REPRESENTATIVE" means, with respect to the Company, either Joseph Turek or Paul Schmitt, or any other officer, employee or other person authorized to perform the act in question by the by-laws or a resolution of the Company filed with the Bank; and, with respect to Poly Circuits either Joseph Turek or Paul Schmitt, or any officer, employee or other person authorized to perform the act in question by the by-laws or a resolution of Poly Circuits filed with the Bank.

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                  1.6      "BENSENVILLE ENVIRONMENTAL INDEMNITY" means the
Environmental Indemnity Agreement between the Borrower and the Bank of even date herewith related to the certification that the Bensenville Property complies with, and will continue to comply with, all Environmental Laws.

                  1.7 "BENSENVILLE MORTGAGE" means the Real Estate Mortgage, Security Agreement and Assignment of Rents and Leases dated of even date herewith, as modified from time to time, from Poly Circuits, which grants the Bank a first mortgage lien on the Bensenville Property, and secures amounts due and performance under the Loan Documents, the Bond Documents and the Restructure Documents.

                  1.8 "BENSENVILLE PROPERTY" means the real estate located at 215 Park Street, Bensenville, Illinois, owned by the Borrower and described in the Bensenville Mortgage, together with all present and future buildings, structures and other improvements, fixtures, equipment, appliances and goods located on the Bensenville property which are owned by the Borrower and are to become fixtures.

                  1.9 "BOND DOCUMENTS" means the Indenture, the Bonds, the Issuer Loan Agreement, the Bond Purchase Agreement, the Arbitrage Regulation Agreement, the Tax Certificate, the Preliminary Offering Memorandum, the Offering Memorandum, the Promissory Note, the Reimbursement Agreement and the Remarketing Agreement.

                  1.10 "BORROWER'S ARCHITECT" means PLD Associates, 1249 Old Mill Lane, Elk Grove Village, Illinois 60007.

                  1.11 "BORROWER'S CONTRACTOR" means NEPCO, Inc., with an address at 240 East Lincoln Street, Mt. Prospect, Illinois 60056.

                  1.12 "CAPITALIZED LEASE" means any lease, the obligations under which have been, or in accordance with GAAP are required to be, recorded as a capital lease liability on the balance sheet of the Borrower.

                  1.13 "CODE" means the Internal Revenue Code of 1986, as amended.

                  1.14 "COLLATERAL" means all of the property and interests in property (i) described in the Issuer Loan Agreement, (ii) described in the Mortgage, (iii) described in the Security Agreement, and (iv) described in any of the other Loan Documents, and all other property and interests in property which shall, from time to time, secure the Obligations.

                  1.15 "CONTINGENT LIABILITIES" means, as of each date of determination, all obligations and liabilities of the Borrower which, under GAAP, would be reflected as a contingent liability in the balance sheet of the Borrower or in a note thereto.

                  1.16 "CONTROLLED GROUP" means a group of trades or businesses (whether or not incorporated) under common control as defined in the regulations issued pursuant to Section 414(c) of the Code or such other regulations prescribed by the Pension Benefit Guaranty Corporation pursuant to
Section 4001(b)(1) of ERISA, of which the Borrower is a part.

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                  1.17     "DEFAULT" means any act, event, condition or omission
which, with the giving of notice or lapse of time, would constitute an Event of Default if uncured or unremedied.

                  1.18 "ENVIRONMENTAL LAWS" means all federal, state and local laws including statutes, regulations, ordinances, codes, rules and other governmental restrictions and requirements relating to the discharge of air pollutants, water pollutants or process waste water or otherwise relating to the environment or hazardous substances now or hereafter in effect including, but not limited to, the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency and regulations of the Illinois Environmental Protection Agency.

                  1.19 "ERISA" means, at any date, the Employee Retirement Income Security Act of 1974, and the regulations thereunder, all as the same shall be in effect at such date.

                  1.20 "EVENT OF DEFAULT" means the occurrence of any of the events described in Section 9.1.

                  1.21 "FIFTH MORTGAGE MODIFICATION AGREEMENT" means the Fifth Mortgage Modification Agreement of even date herewith between Borrower and Bond which modifies and amends the West Chicago Mortgage.

                  1.22 "FIRST AMENDMENT TO INSTALLMENT NOTE" means the First Amendment to Installment Note (Secured) of even date herewith executed by Borrower.

                  1.23 "FIRST AMENDMENT TO SECURITY AGREEMENT" means the First Amendment to Security Agreement between the Borrower and the Bank of even date herewith, which amends the Security Agreement.

                  1.24 "GAAP" means generally accepted accounting principles in effect in the United States from time to time, applied consistently from year to year.

                  1.25 "GUARANTY" means any agreement, undertaking or arrangement pursuant to which the Borrower guarantees, endorses or otherwise becomes or is contingently liable for an obligation of any other person or entity or any other liability which would be classified as contingent in accordance with GAAP.

                  1.26 "INDEBTEDNESS" means all items which, in accordance with GAAP, would be classified as liabilities on the balance sheet of the Borrower, including all Capitalized Leases.

                  1.27 "INSTALLMENT NOTE" means the Installment Note (Secured) of Borrower dated October 27, 1999 in the original principal amount of $293,834, as amended by the Amendment to Installment Note.

                  1.28 "ISSUER LOAN AGREEMENT" means the Issuer Loan Agreement between the Issuer and the Borrower, dated as of July 1, 2001 relating to the use of the proceeds of the Bonds.

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                  1.29     "ISSUER PROMISSORY NOTE" means that certain
Promissory Note in the form of the Promissory Note attached to the Issuer Loan Agreement between the Borrower and the Issuer.

                  1.30 "LEASE OBLIGATIONS" means, at any date, the obligations of the Borrower under leases of real or personal property for a remaining term of one (1) year or longer (including taxes, insurance, maintenance and similar expenses which the Borrower is required to pay under any such lease) whether or not such obligations are reflected as liabilities on the balance sheet of the Borrower or in a note thereto.

                  1.31 "LETTER OF CREDIT" means, collectively, the Letter of Credit issued by the Bank pursuant to the terms of the Reimbursement Agreement.

                  1.32 "LOAN DOCUMENTS" means the Reimbursement Agreement and all agreements, instruments and documents executed in connection with or contemplated by the Reimbursement Agreement, the Pledge and Security Agreement, the Security Agreement, the Assignment of Contracts and Permits, the Contractor's Letter, the Architect's Certificate, the West Chicago Environmental Indemnity Agreement, the West Chicago Mortgage, the Installment Note, including, without limitation, security agreements, guaranties, mortgages, pledges, powers of attorney, consents, assignments, contracts, certificates, notices, leases, financing statements and all other written matter heretofore, now and/or from time to time hereafter executed by and/or on behalf of Borrower and delivered to or for the benefit Bank or any affiliated bank, as the same may be amended, restated or modified from time to time hereafter.

                  1.33 "MULTIEMPLOYER PLAN" means any pension benefit plan subject to Title IV of ERISA as defined in Section 4001(a)(3) of ERISA, to which the Borrower or any member of the Controlled Group is required to contribute on behalf of its employees.

                  1.34 "OBLIGATIONS" means all of Borrower's liabilities, obligations and indebtedness to Bank of any and every kind and nature (including, without limitation, interest charges, expenses, reasonable attorneys' fees and other sums chargeable to Borrower by Bank and future advances made to or for the benefit of Borrower), whether arising under this Credit Agreement, the Note, the Installment Note (Secured), the Bond Documents, the Loan Documents and the Restructure Documents, or acquired by Bank from any other source, whether heretofore, now or hereafter owing, arising, due, or payable from Borrower to Bank and howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed, or otherwise, including obligations of performance.

                  1.35 "OPERATIVE DOCUMENTS" means the Loan Documents, the Bond Documents and all amendments, modifications, extensions, renewals or replacements thereof.

                  1.36 "PERMITTED LIENS" means (a) liens, charges or encumbrances listed on Schedule 1 attached hereto; (b) liens for taxes, assessments or governmental charges not delinquent or being contested in good faith by the Borrower for which adequate reserves are established and maintained in accordance with GAAP; (c) liens or deposits in connection with worker's compensation or other insurance or to secure the performance of bids, trade contracts

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(other than for borrowed money), leases, public or statutory obligations, surety or appeal bonds or other obligations of like nature incurred in the ordinary course of business; (d) easements, restrictions, minor title irregularities and similar matters which have no material adverse effect as a practical matter upon the ownership or use of its property by the Borrower; and (e) liens under the Loan Documents, the Bond Documents or the Restructure Documents or to secure any indebtedness owing to the Bank or any affiliate of the Bank.

                  1.37 "PLAN" means any pension benefit plan subject to Title IV of ERISA, including any Multiemployer Plan, maintained by the Borrower or any member of the Controlled Group or any such Plan to which the Borrower or any member of the Controlled Group is required to contribute on behalf of its employees.

                  1.38 "PLANS AND SPECIFICATIONS" means the plans and specifications dated January 5, 2001 (Phase 1), January 23, 2001 (Phase 2), and January 9, 2001 (Phase 3) prepared by Borrower's Architect.

                  1.39 "PLEDGE AND SECURITY AGREEMENT" means the Pledge and Security Agreement from Borrower to Bank dated as of July 1, 2001.

                  1.40 "PRIME RATE" means the rate of interest announced by the Bank from time to time as its prime rate for interest rate determinations. The Prime Rate may or may not be the lowest interest rate charged by the Bank.

                  1.41 "PROJECT" means the Project as defined in the Issuer Loan Agreement.

                  1.42 "RESTRUCTURE DOCUMENTS" means this Credit Agreement, the Note, the First Amendment to Installment Note (Secured), the Bensenville Mortgage, the Bensenville Environmental Indemnity, the Fifth Mortgage Modification Agreement, the First Amendment to Security Agreement, the Assignment of Security and Promissory Note, all other documents, agreements and instruments now or hereafter executed in connection therewith, and all amendments, modifications, extensions, renewals and replacements thereof entered into from time to time.

                  1.43 "SECURITY AGREEMENT" means the Security Agreement dated as of July 1, 2001 herewith executed by Borrower in favor or the Bank to secure the Obligations.

                  1.44 "WEST CHICAGO ENVIRONMENTAL INDEMNITY AGREEMENT" means the Environmental Indemnity Agreement between the Borrowers and the Bank dated November 15, 2000 relating to the certification by the Borrowers that the West Chicago Property complies with, and will continue to comply with, all Environmental Laws, and the Reaffirmation of Environmental Indemnity Agreement dated as of July 1, 2001.

                  1.45 "WEST CHICAGO MORTGAGE" means the Real Estate Mortgage, Security Agreement and Assignment of Rents and Leases dated as of November 15, 2000, as modified from time to time, from the Borrower granting the Bank a first mortgage lien on the West Chicago Property, and securing amounts due and performance under the Loan Documents and the Bond Documents.

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                  1.46     "WEST CHICAGO PROPERTY" means the real estate located
at 475 Industrial Drive, West Chicago, Illinois owned by the Borrower and described in the West Chicago Mortgage, together with all present and future buildings, structures and other improvements, fixtures, equipment, appliances and goods which are owned by the Borrower and are to become fixtures and which are located on the real estate described in the West Chicago Mortgage.

                  1.47 ADDITIONAL TERMS. Other capitalized terms herein not otherwise defined shall have the meanings given to them in the Operative Documents.

         2.       CREDIT AND NOTE.

                  2.1 AMOUNT OF CREDIT. The unpaid amounts due to Bank from Borrower under the Reimbursement Agreement in the amount of $2,718,532.80 shall be repaid as provided herein, subject to all of the terms and conditions of this Credit Agreement.

                  2.2 NOTE. The amounts due under the Reimbursement Agreement shall be evidenced by the Note in the principal amount of $2,413,532.80. The Note shall mature and all amounts unpaid thereunder shall be due and payable on December 31, 2003.

                  2.3 INSTALLMENT NOTE. The unpaid principal amount of $68,026.48 due to Bank from Borrower under the Installment Note shall be paid to the Bank on December 31, 2003.

                  2.4 SETOFF. The Bank, and each affiliate of the Bank, is authorized to charge any account of the Borrower at Bank or at such affiliate for all amounts payable under Section 2 or Section 3 hereof.

         3.       INTEREST AND PRINCIPAL PAYMENTS.

                  3.1 INTEREST. (a) The unpaid principal amount from time to time outstanding under the Note shall bear interest at the per annum rate (i) before maturity, whether by acceleration or otherwise, equal to the Prime Rate, and (ii) after maturity, until paid at a rate equal to two percent (2%) in addition to the interest rate in effect prior to maturity (the "DEFAULT RATE").

                           (b)      The unpaid principal amount under the
Installment Note shall bear interest as provided in the Installment Note.

                  3.2 PRINCIPAL REPAYMENTS. Borrower shall make payments on account of the principal amount due under the Note and the Installment Note according to the following schedule:

                           (a)      Within five (5) days of the sale of the
Bensenville Property, $650,000.

                           (b)      A final payment of all principal, interest
and other amounts due to the Bank, if any, on December 31, 2003.

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                  3.3      PREPAYMENTS. Amounts due under the Note and the
Installment Note (Secured) may be prepaid by Borrower at any time without penalty or premium.

                  3.4 APPLICATION OF PAYMENTS. Payments received by the Bank from the Borrower shall be applied first to costs and expenses incurred by the Bank in connection with the Obligations, then to accrued and unpaid interest under the Note and the Installment Note (Secured), then to principal under the Note and the Installment Note (Secured), as the Bank may determine in its discretion.

                  3.5 COMPUTATIONS. All computations of interest and fees under this Agreement shall be for actual days elapsed on a 360 day year.

         4.       SECURITY.

                  4.1 SECURITY AGREEMENT. The Obligations are secured pursuant to the Security Agreement dated as of July 1, 2001 between Borrower and the Bank, as amended by the First Amendment to Security Agreement and from time to time thereafter.

                  4.2 WEST CHICAGO MORTGAGE. The Obligations are further secured pursuant to the West Chicago Mortgage, as now or hereafter amended from time to time, including by the Fifth Mortgage Modification Agreement.

                  4.3 BENSENVILLE MORTGAGE. The Obligations are further secured pursuant to the Bensenville Mortgage, as amended from time to time hereafter.

                  4.4 ASSIGNED SECURITY. The Obligations are further secured by the Security, as defined in Section 301 of the Indenture, pursuant to the Assignment of Security and Promissory Note of even date herewith executed by the Trustee in favor of the Bank.

         5. REPRESENTATIONS AND WARRANTIES. In order to induce the Bank to issue the Letter of Credit, the Borrower represents and warrants:

                  5.1 ORGANIZATION; AUTHORITY. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly authorized and/or qualified to conduct business, is in good standing in the State of Delaware and every other jurisdiction in which the nature of its business or the ownership of its properties requires such qualification and, the Company has the power to own its properties and carry on its business as currently being conducted; and, (b) Poly Circuits is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, is duly authorized and/or qualified to conduct business, is in good standing in the State of Illinois and every other jurisdiction in which the nature of its business or the ownership of its properties requires such qualification and, Poly Circuits has the power to own its properties and carry on its business as currently being conducted.

                  5.2 AUTHORIZATION AND BINDING EFFECT. The execution and delivery of this Credit Agreement, the Note, the Bensenville Mortgage, the First Amendment to Security Agreement, the Fifth Mortgage Modification Agreement and any other Restructure Documents to which it is a party, and the performance by the Borrower of its obligations thereunder, are

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within its power, have been duly authorized by proper action on the part of the
Company and Poly Circuits, are not in violation of any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the Articles of Incorporation and by-laws of the Company or Poly Circuits, restriction or undertaking to which or by which Borrower is bound, and do not require the approval or consent which has not been secured in writing of any governmental body, agency or authority or any other person or entity. The Restructure Documents to which the Borrower is a party, when executed and delivered, will constitute, the valid and binding obligations of the Borrower enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or similar laws of general application affecting the enforcement of creditors' rights and except to the extent that general principles of equity might affect the specific enforcement thereof.

                  5.3 FINANCIAL STATEMENTS. Each Borrower has furnished to the Bank the balance sheet of such Borrower as of June 30, 2003, together with related statements of income, and cash flows for the year ended on that date. Such financial statements were prepared in accordance with GAAP consistently applied throughout the periods involved, except as set forth in the attached notes thereto, are correct and complete and fairly present the financial condition of such Borrower as of such date and the results of its operations and cash flow for the period ended on such date. There has been no material adverse change in the condition or prospects of either Borrower, financial or otherwise, since the date of the most recent financial statement furnished to the Bank, that has not been disclosed to the Bank.

                  5.4      LITIGATION. Except for the matters described on
Schedule 5.4 attached hereto, there is no litigation or administrative proceeding pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower, the properties of the Borrower which, if determined adversely, would have an adverse effect upon the business, financial condition or properties of the Borrower or the ability of the Borrower to perform its obligations under the Loan Documents and the Restructure Documents.

                  5.5 INDEBTEDNESS; NO DEFAULT. The Borrower has no Indebtedness, Guaranties or Lease Obligations except as permitted under Sections
8.1 and 8.3 hereof. Except as listed on Schedule 5.5 hereto, there exists no default nor has any act or omission occurred which, with the giving of notice or the passage of time, would constitute a default under the provisions of any Operative Document, Restructure Document or any instrument evidencing Indebtedness or any agreement relating thereto or any other agreement or instrument to which the Borrower is a party.

                  5.6 OWNERSHIP OF PROPERTIES; LIENS AND ENCUMBRANCES. The Borrower has good and marketable title to all property, real and personal, reflected on the most recent financial statements of the Borrower furnished to the Bank, and all property purported to have been acquired since the date of such financial statement, except property sold or otherwise disposed of in the ordinary course of business subsequent to such date; and all such property is free of any lien, security interest, mortgage, encumbrance or charge of any kind, except Permitted Liens, and is free of any agreement not to grant a security interest, mortgage or lien. All owned and leased buildings and equipment of the Borrower are in good condition, repair and working order and conform to all applicable laws, ordinances and regulations.

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                  5.7      TAX RETURNS FILED. The Borrower has filed when due,
subject to extensions of filing dates permitted under the Code, all federal and state income and other tax returns which are required to be filed. The Borrower has paid or made provision for all taxes shown on said returns and on all assessments received by it to the extent that such taxes have become due except any such taxes which are being contested in good faith by appropriate proceedings and for which adequate security has been established with Bank. The Borrower has no knowledge of any liabilities which may be asserted against it upon audit of its federal or state tax returns.

                  5.8 MARGIN STOCK. The Borrower will not use, directly or indirectly, any part of the proceeds of any Indebtedness to the Bank for the purpose of purchasing or carrying, or to extend credit to others for the purpose of purchasing or carrying, any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any amendments thereto. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock.

                  5.9 INVESTMENT COMPANY. The Borrower is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  5.10 ERISA LIABILITIES. The Borrower has (i) no liability to or with respect to any Plan, the Internal Revenue Service or to the Pension Benefit Guaranty Corporation in connection with any Plan (except that any employees of Borrower may participate in a 401(k) Plan maintained by an Affiliate of Borrower provided that Bank has reviewed and approved such Plan, which approval shall not be unreasonably withheld), and (ii) received no notice to the effect that it is not in full compliance with any of the requirements of ERISA, and the regulations promulgated thereunder and, to the best of its knowledge, there exists no event described in Section 4043(t)(3) thereof ("REPORTABLE EVENT").

                  5.11 NO BURDENSOME AGREEMENTS. The Borrower is not a party to or bound by any agreement, instrument or undertaking, or subject to any other restriction (i) which materially adversely affects or may in the future so affect the property, financial condition or business operations of the Borrower, or (ii) under or pursuant to which the Borrower is or will be required to place (or under which any other person may place) a lien upon any of its properties securing Indebtedness either upon demand or upon the happening of a condition, with or without such demand.

                  5.12 TRADEMARKS, ETC. The Borrower possesses adequate trademarks, trade names, copyrights, patents, permits, service marks and licenses, or rights thereto, for the present and planned future conduct of their businesses substantially as now conducted, without any known conflict with the rights of others which might result in an adverse effect on the Borrower.

                  5.13 DUMP SITES. With respect to the period during which the Borrower owned or occupied its real estate, and to the best of the Borrower's knowledge, after due inquiry, with respect to the time before the Borrower owned or occupied its real estate except as disclosed with respect to the West Chicago Property in the Environmental Assessments by K-Plus

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Environmental (the "Environmental Assessments"), no person or entity has caused or permitted materials to be stored, deposited, treated, recycled or disposed of on, under or at any real estate owned or occupied by the Borrower in a manner which would require cleanup, removal or some other remedial action under Environmental Laws.

                  5.14 TANKS. There are not now, nor have there ever been on any real estate owned or occupied by the Borrower storage tanks which contained materials which, if known to be present in soils or groundwater, would require cleanup, removal or some other remedial action under Environmental Laws except as disclosed with respect to the West Chicago Property in the Environmental Assessments.

                  5.15 OTHER ENVIRONMENTAL CONDITIONS. There are no conditions existing currently or, to the best of Borrower's knowledge, after due inquiry, likely to exist during the term of this Agreement which would subject the Borrower to damages, penalties, injunctive relief or cleanup costs under any Environmental Laws or which require or are likely to require cleanup, removal, remedial action or other response pursuant to Environmental Laws by the Borrower except as disclosed with respect to the West Chicago Property in the Environmental Assessments.

                  5.16 CHANGES IN LAWS. To the best of the Borrower's knowledge, after due inquiry, there are no proposed or pending changes in Environmental Laws that would adversely affect the Borrower.

                  5.17 ENVIRONMENTAL JUDGMENTS, DECREES AND ORDERS. The Borrower is not subject to any judgment, decree, order or citation related to or arising out of Environmental Laws and has not been named as a potentially responsible party by a governmental body or agency in a matter arising under any Environmental Laws.

                  5.18 ENVIRONMENTAL PERMITS AND LICENSES. The Borrower has all permits, licenses and approvals required under applicable Environmental Laws.

                  5.19 ACCURACY OF INFORMATION. All information furnished by the Borrower to the Bank is true, correct and complete in all material respects as of the date furnished and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make such information not misleading. All of the Borrower's representations and warranties contained in the Restructure Documents are true and correct on the date hereof and are incorporated herein by reference.

                  5.20 OTHER PERMITS AND LICENSES. The Borrower has all permits, licenses and approvals necessary for the construction and operation of the Project, or will obtain such permits, licenses and approvals prior to the disbursement of funds from the Project Fund for construction purposes.

                  5.21     SOLVENCY. Borrower is solvent as of the date hereof.

                  5.22 COMPLIANCE WITH LAWS. The use by Borrower of the West Chicago Property and the Bensenville Property do not violate any presently existing applicable statute, law, regulation, rule, ordinance or order of any kind whatsoever (including, but not limited to, any presently existing zoning or building laws or ordinances, any environmental protection laws or regulations, or any rules, regulations or orders of any governmental agency), or any building permit issued with respect to either property or any condition, easement, right-of-way, covenant or restriction of record affecting either property.

                  5.23 ZONING. Each of the West Chicago Property and Bensenville Property is duly and validly zoned for the uses thereof proposed by Borrower. Such zoning is unconditional, in full force and effect and no legal or administrative proceedings are pending or threatened with respect thereto.

         6.       CONDITIONS PRECEDENT TO CLOSING.

                  6.1 RESTRUCTURE DOCUMENTS. The Bank shall not be required to enter into the Restructure Documents under this Credit Agreement unless on the date of such issuance all legal matters incident to the Restructure Documents shall be satisfactory to the Bank and its counsel, and the Borrower shall have furnished to the Bank on such date all the documents required to be delivered by the Borrower to the Bank pursuant to this Agreement.

                  6.2 CONDITIONS PRECEDENT TO CLOSING. On the date of execution hereof, the Borrower shall have furnished or caused to be furnished to the Bank the following:

                           (a)      From the Company:

                                    (i)      Copies, certified on the date of
execution by the Secretary or Assistant Secretary of the Company, of resolutions of the Board of Directors of the Company authorizing the execution of the Restructure Documents to which the Company is a party. The Bank shall be entitled to rely on such resolutions until informed of any change in writing by the Company.

                                    (ii)     An incumbency certificate, executed
by the Secretary or Assistant Secretary of the Company, that identifies by name and title and bears the signature of the officers of the Company authorized to sign any applicable Restructure Documents and to effect the transactions contemplated thereunder. The Bank shall be entitled to rely on such incumbency certificates until informed of any change in writing by the Company.

                           (b)      From Poly Circuits:

                                    (i)      Copies, certified on the date of
execution by the Secretary or Assistant Secretary of Poly Circuits, of resolutions of the Board of Directors of Poly Circuits authorizing the execution of the Restructure Documents to which Poly Circuits is a party. The Bank shall be entitled to rely on such resolutions until informed of any change in writing by the Company.

                                    (ii)     An incumbency certificate, executed
by the Secretary or Assistant Secretary of Poly Circuits, that identifies by name and title and bears the signature of the officers of Poly Circuits authorized to sign any applicable Restructure Documents and to effect the transactions contemplated thereunder. The Bank shall be entitled to rely on such incumbency certificates until informed of any change in writing by Poly Circuits.

                           (c)      From the Company and Poly Circuits:

                                    (i)      Payment to the Bank of $350,000.00.

                                    (ii)     An original copy of the following
executed documents:

                                             1.   Note

                                             2.   Credit Agreement

                                             3.   Fifth Mortgage Modification
                                                  Agreement

                                             4.   Bensenville Mortgage

                                             5.   Bensenville Environmental
                                                  Indemnity

                                             6.   First Amendment to Security
                                                  Agreement

                                             7.   Assignment of Promissory Note
                                                  and Security from the Trustee

                                             8.   First Amendment to Installment
                                                  Note

                                             9.   UCC Financing Statements from
                                                  Poly Circuits

                                    (iii)    A certificate of insurance
evidencing the Borrower's insurance, as required hereunder and under the West Chicago Mortgage and the Bensenville Mortgage.

                                    (iv)     Payment in full of all fees and
disbursements of the Bank's counsel in connection with the Restructure
Documents.

                                    (v)      A title insurance policy issued by
Chicago Title Insurance Company, insuring the Bensenville Mortgage as a first priority lien on the Bensenville Property and showing no title exceptions other than Permitted Liens.

                                    (vi)     A date down endorsement to the
current title insurance policy from CTIC, insuring the West Chicago Mortgage through the date hereof as a first priority lien on the West Chicago Property and showing no title exceptions other than Permitted Liens.

                                    (vii)    UCC lien, tax lien and judgment
search results for each Borrower showing no liens other than Permitted Liens.

                                    (viii)   Such other documents including,
without limitation, waivers or consents, as the Bank may reasonably request to complete the transactions contemplated by this Agreement.

                  6.3 DISBURSEMENT OF FUNDS. No disbursement of funds will be made by Bank hereunder as this Credit Agreement and the Note evidence current obligations of Borrower under the Reimbursement Agreement.

         7. AFFIRMATIVE COVENANTS. The Borrower agrees that it will, while any of the Obligations remain unpaid:

                  7.1 INTERIM FINANCIAL STATEMENTS; COVENANT COMPLIANCE WORKSHEETS AND REPORTS. Furnish to the Bank within forty-five (45) days after the end of each month of each fiscal year of the Borrower a balance sheet of the Borrower as of the end of each such month and related statements of income and cash flows for the period from the beginning of the fiscal year to the end of such month, prepared in the manner set forth in Section 7.1 hereof for the annual statements, subject to normal year-end adjustments, certified by an authorized officer of the Borrower and accompanied by the certificate of such officer to the effect that there exists no Default or Event of Default or, if any Default or Event of Default exists, specifying the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto.

                  7.2 ADDITIONAL FINANCIAL INFORMATION. Furnish to the Bank within ten (10) business days, such other or additional financial information as reasonably requested by the Bank.

                  7.3 MANAGEMENT LETTERS. Furnish to the Bank, promptly upon receipt, copies of all management letters submitted to the Borrower by independent certified public accountants.

                  7.4 FINANCIAL RATIOS. The Borrower, on a consolidated basis, shall maintain the following financial covenant:

                           (a)      Borrower shall not at any time permit its
tangible net worth as determined in accordance with GAAP, to be less than $3,000,000 (the "Minimum Tangible Net Worth Amount").

                  7.5 BOOKS AND RECORDS. Keep proper, complete and accurate books of record and account and permit any representatives of the Bank to visit and inspect any of the properties and examine and copy any of the books and records of the Borrower at any reasonable time and as often as may reasonably be desired.

                  7.6 INSURANCE. Maintain insurance, with insurance companies reasonably satisfactory to the Bank, as follows:

                           (a)      Casualty and Public Liability Insurance:

                                    (i)      Casualty and extended coverage
insurance ("ALL RISKS" form) insuring the Borrower's real and personal property (others than land) in an amount equal to the actual cash value thereof; provided, however, that such amount shall not be less than $5,000,000; and

                                    (ii)     General public liability and
property damage insurance in amounts of not less than $3,000,000 per occurrence for bodily injury and $3,000,000 per occurrence for property damage (such amounts shall be subject to increase and adjustment to at least equal those amounts generally maintained by similarly situated business in the geographic area in which Borrower's facilities are located).

                           (b)      Other Insurance:

                                    (i)      Such worker's compensation
insurance and similar insurance as may be required by law;

                                    (ii)     Business interruption insurance in
such amounts as may be reasonably required by the Bank; and

                                    (iii)    Such other insurance as is required
to be maintained by Borrower as set forth in the Loan Documents or as Bank in its discretion may reasonably deem appropriate.

Photocopies of all policies and original certificates shall be delivered to the Bank. Such policies shall contain standard mortgagee and lender's loss payable clauses in favor of the Bank and its successors and assigns and an endorsement that all losses payable thereunder shall be payable to the Bank or its successors or assigns. The Borrower shall obtain a written obligation on the part of each insurance carrier for the insurance coverage identified in paragraph (a) above to notify the Bank in writing at least thirty (30) days prior to any cancellation or material alteration of its policy and, if requested by the Bank, to furnish it evidence of the payment of the premiums for the policy. The Borrower shall obtain a written obligation on the part of each insurance carrier for the insurance coverage identified in paragraph (b) above to alteration of its policy, but in any event, as soon as the Borrower receives notice of such cancellation or material modification, and, if requested by the Bank, to furnish it evidence of the payment of the premiums for the policy.

                  7.7 CONDITION OF PROPERTY. Keep its properties (whether owned or leased) in good condition, repair and working order.

                  7.8 PAYMENT OF TAXES. Pay and discharge all lawful taxes, assessments and governmental charges upon it or against its properties prior to the date on which penalties are attached thereto, unless and to the extent only that the same shall be contested in good faith and by appropriate proceedings by the Borrower and security satisfactory to Bank is deposited with Bank.

                  7.9 COMPLIANCE WITH LAW. Do all things necessary to (i) maintain both the Company's and Poly Circuits' existence in good standing in their state of organization and in any other state where the ownership of property or the conduct of business make qualification necessary, (ii) preserve and keep in full force and effect its rights and franchises necessary to continue its business and (iii) comply with all applicable laws, rules, regulations, ordinances, writs, judgments, injunctions, decrees and awards to which it may be subject including but not limited to all applicable Environmental laws, now or hereafter in effect except those being contested in good faith and involving no possibility of criminal liability.

                  7.10 COMPLIANCE WITH OTHER OPERATIVE DOCUMENTS. Timely comply with all of its obligations under the other Operative Documents, as applicable, except as modified by the Restructure Documents.

                  7.11 NOTICE OF DEFAULT OR CLAIMED DEFAULT. Furnish to the Bank (i) immediately after Borrower obtains knowledge of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Borrower is taking or proposes to take with respect thereto;
(ii) immediately after becoming aware that the holder of any other Indebtedness issued or assumed by the Borrower, or the lessor under any lease as to which the Borrower is the lessee, has given notice or has taken any action with respect to a claimed default thereunder, or under any agreement under which any such Indebtedness was issued or secured, a written notice specifying the notice given or action taken, the nature of the claimed default and what action the Borrower is taking or proposes to take with respect thereto; (iii) immediately after receipt, copies of any correspondence, notice, pleading, citation, indictment, complaint, order, decree or other document regarding any financial contribution alleged to be payable by the Borrower or regarding a cleanup, removal, remedial action or other response by or on the part of the Borrower under any Environmental Law or which seeks damages or civil, criminal or punitive penalties from the Borrower for an alleged violation of any Environmental Law; and (iv) written notice of any condition or event which would make any warranty contained in Section 5 inaccurate in any material respect, immediately after the Borrower becomes aware of such condition or event.

                  7.12 ACCOUNTS. Maintain with the Bank all bank accounts and accounts for the deposit of Borrower's funds including without limitation all of the Borrower's primary depository and disbursement accounts, and all of the Borrower's operating and payroll accounts.

                  7.13 INSPECTION. Permit the Bank and its agents, at any time or times during Borrower's usual business hours, without prior notice, to examine and make copies of all of Borrower's books and records, visit and inspect the Borrower's properties and discuss Borrower's affairs with any of its officers or directors.

         8. NEGATIVE COVENANTS. The Borrower covenants that, without the prior written consent of the Bank, the Borrower will not, while any of the Obligations remain unpaid:

                  8.1 LIMITATIONS ON INDEBTEDNESS. Create, assume or permit to exist any Indebtedness, except (i) Indebtedness owed to the Bank; (ii) trade credit incurred to acquire goods, services and supplies in the ordinary course of Borrower's business; and (iii) wages or other compensation due to employees and agents for services actually performed.

                  8.2 LIMITATIONS ON GUARANTIES. Create, incur, assume or permit to exist any Guaranties.

                  8.3 LIMITATIONS ON LIENS AND ENCUMBRANCES. Create, assume or permit to exist any mortgage, security interest, lien or charge of any kind, including any restriction against mortgages, security interests, liens or charges, upon any of its property or assets, whether now owned or hereafter acquired, except Permitted Liens. Borrower may contest any liens or charges, provided that such contest is in good faith, prior to judgment of foreclosure and Borrower has adequate reserves set side on its books to pay any contested lien or charge.

                  8.4 LIMITATIONS ON MERGERS, ETC. Merge or consolidate with, or enter into any other agreement to merge or consolidate with any corporation or entity or to sell, lease, transfer or otherwise dispose of, in a single transaction or a series of transactions, all or a substantial part of its assets.

                  8.5 LIMITATIONS ON ACQUISITIONS, ADVANCES AND INVESTMENTS. Create any subsidiary, acquire any other business or partnership or joint venture interest or make any loans, advances or extensions of credit to, or any investments in, any person or entity except (i) the purchase of United States government bonds and obligations; (ii) extensions of credit to customers or advances to suppliers or employees in the usual course of business of the Borrower; (iii) the purchase of bank certificates of deposit and commercial paper having a maturity not exceeding one year; (iv) deposits in deposit accounts at Bank; and (v) investments in bank repurchase agreements.

                  8.6 LINES OF BUSINESS. Engage in any business other than those in which it is now engaged and any business directly related thereto.

                  8.7 SALES OF RECEIVABLES. Discount or sell with recourse, or sell for less than the face amount thereof, any of its accounts receivable.

                  8.8 SALE AND LEASEBACK. Sell or transfer any fixed assets and then or thereafter rent or lease as lessee any such assets, except in the ordinary course of its business.

                  8.9 DISPOSITION OF ASSETS. Sell, convey, lease, abandon or transfer any of Borrower's assets other than (i) sales, transfers and other dispositions in the ordinary course of Borrower's business consistent with its past practice, and (ii) sales, transfers and other dispositions of obsolete assets and assets no longer used or useful in the conduct of Borrower's business.

                  8.10 TRANSACTIONS WITH AFFILIATES. Enter into or be a party to any transaction with any Affiliate except or in the ordinary course of business and upon fair and reasonable terms which are no less favorable that a comparable arm's length transaction with an entity which is not an Affiliate.

                  8.11 LEASES. Enter into any lease of any of the West Chicago Property or the Bensenville Property or any portion thereof, except such leases as are approved by the Bank, or otherwise permit any third party to use or occupy the West Chicago Property.

                  8.12 ERISA. Become a party to or bound by or with respect to any Plan, except that any employees of Borrower may participate in a 401(k) Plan maintained by an Affiliate of Borrower provided that Bank has reviewed and approved such Plan, which approval shall not be unreasonably withheld. Any such Plan and the administration thereof will at all times comply with ERISA and all other applicable laws and regulations.

                  8.13 LOANS, ADVANCES, ETC. Make, or permit to remain outstanding, loans or advances to or become or remain a guarantor or surety or pledge its credit or assets or become liable in any manner on undertakings of others.

                  8.14 DIVIDENDS. Make, pay, declare or authorize any dividend, distribution or other payment to the shareholders of Borrower.

                  8.15 CHANGE IN MANAGEMENT. Permit any change in the position or responsibilities of Joseph Turek.

                  8.16 NATURE OF BUSINESS. Borrower will not, without the prior written consent of Bank, engage in any business other than the business in which Borrower is engaged on the date hereof or businesses reasonably related thereto.

         9.       EVENTS OF DEFAULT AND REMEDIES UPON AN EVENT OF DEFAULT.

                  9.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following shall constitute an Event of Default:

                           (a)      Failure to Pay or Perform Obligations. The
Borrower shall fail to pay or perform any of the Obligations when due or required and such failure shall continue for two (2) days after written notice thereof to Borrower; or

                           (b)      Falsity of Representations and Warranties.
Any representation or warranty made in any Restructure Document is false or inaccurate in any material respect on the date as of which made or as of which the same is to be effective; or

                           (c)      Breach of Covenants. The Borrower shall fail
to comply with any term, covenant or agreement contained herein or in any of the Loan Documents, Bond Documents or Restructure Documents; or

                           (d)      Default Under Other Agreements. The Borrower
shall fail to pay when due any Indebtedness issued or assumed by Borrower or shall fail to comply with the terms of any agreement under which any such Indebtedness was created, and such default continues beyond the period of grace, if any, therein provided; or

                           (e)      Entry of Final Judgments. A final judgment
is entered against the Borrower which, together with all unsatisfied final judgments entered against the Borrower, exceeds the sum of $10,000, and such judgment shall remain unsatisfied or unstayed for a period of thirty (30) days after the entry thereof; or

                           (f)      Insolvency, Failure to Pay Debts or
Appointment of Receiver Etc. The Borrower becomes insolvent or the subject of state insolvency proceedings, fails generally to pay its debts as they become due or makes an assignment for the benefit of creditors; or a receiver, trustee, custodian or other similar official is appointed for, or takes possession of any substantial part of the property of, the Borrower; or

                           (g)      Subject of United States Bankruptcy
Proceedings. The taking of action by the Borrower to authorize it to become the subject of proceedings under the United States Bankruptcy Code; or the execution by the Borrower of a petition to become a debtor under the United States Bankruptcy Code; or the filing of an involuntary petition against the Borrower under the United States Bankruptcy Code which remains undismissed for a period of sixty (60) days; or the entry of an order for relief under the United States Bankruptcy Code against the Borrower; or

                           (h)      Validity of Agreement. Any material
provision of this Agreement or any of the other Loan Documents, Bond Documents or Restructure Documents shall at any time for any reason cease to be valid and binding on the Borrower, or shall be declared to be null and void, or the validity or enforceability thereof against the Borrower shall be contested by the Borrower or any governmental agency or authority, or the Borrower shall deny that it has any or further liability or obligation under this Agreement; or

                           (i)      Control. Control of Borrower shall become
vested in any person or entity or combination thereof other than Joseph Turek. "CONTROL" as used in this paragraph shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Borrower, whether through the ownership of interests in the Borrower, by contract or otherwise; or

                           (j)      Reportable Event. The occurrence of any
"REPORTABLE EVENT," as defined in the Employee Retirement Income Security Act of 1974 and any amendments thereto, which is determined to constitute grounds for termination by the Pension Benefit Guaranty Corporation of any employee pension benefit plan maintained by or on behalf of the Borrower for the benefit of any of its employees or for the appointment by the United States District Court of a trustee to administer such plan and such reportable event is not corrected and such determination is not revoked within 30 days after notice thereof has been given to the plan administrator or Borrower; or the institution of proceedings by the Pension Benefit Guaranty Corporation to terminate any such employee benefit pension plan or to appoint a trustee to administer such plan; or the appointment of a trustee by the United States District Court to administer any such employee benefit pension plan.

                           (k)      Material Adverse Change. The occurrence of
any material adverse change in the condition or prospects of either Borrower, financial or otherwise, from and after the date hereof.

                  9.2 REMEDIES UPON AN EVENT OF DEFAULT. If any Event of Default shall have occurred and be continuing, then unless the Bank otherwise elects in writing, amounts unpaid under the Note and any other Obligations of Borrower shall become immediately due and payable without any notice, opportunity to cure or other action of any kind by the Bank, and the Bank shall be entitled to exercise all rights and remedies as are available to the Bank under this Agreement, any of the Operative Documents, any of the Restructure Documents or applicable law. Such remedies shall be cumulative and may be exercised by the Bank consecutively or simultaneously, as the Bank may deem appropriate.

         10. SETOFF. As security for the payment of the Obligations, the Borrower grants to the Bank a security interest in and lien on any credit balance now or hereafter owed the Borrower by the Bank or by any affiliate of the Bank. In addition, the Borrower agrees that the Bank or any such affiliate may, at any time after the occurrence of an Event of Default, without prior notice or demand, set off against any such credit balance or other money all or any part of the unpaid balance of the Obligations.

         11. INDEMNIFICATION. The Borrower agrees to defend, indemnify and hold harmless the Bank, its directors, officers, employees and agents from and against any and all claims, damages, losses, liability, costs or expenses (including reasonable attorneys' fees) incurred in connection with any and all claims and proceedings (whether brought by a private party or governmental agency) as a result of, or arising out of or related to:

                           (a)      bodily injury, property damage, abatement or
remediation, environmental damage or impairment or any other injury or damage resulting from or relating to any hazardous or toxic substance or contaminated material (as determined under Environmental Laws) located on or migrating into, from or through property previously, now or hereafter owned or occupied by the Borrower, which the Bank may incur due to the exercise of any of its rights under the Restructure Documents or the Operative Documents; or

                           (b)      the performance of and exercise of the
Bank's rights under any of the Restructure Documents or Operative Documents or any other action taken by the Bank in good faith in connection with the transactions contemplated by the Loan Documents.

         The Bank will promptly give the Borrower written notice of the assertion of any claim which it believes is subject to the indemnities set forth in this Section and will, upon the request of the Borrower, promptly furnish to the Borrower all material in its possession relating to such claim or the defense thereof.

         By written notice to the Bank that it intends to defend the claim, Borrower may assume the defense of the claim, with counsel satisfactory to the Bank and, after notice from the Borrower to the Bank of its election to assume the defense, the Borrower will not be liable to the Bank for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the Bank in connection with the defense. The Bank will have the right to employ its own counsel in any such action, but the fees and expenses of such counsel will be at the expense of the Bank unless
(1) the employment of counsel by the Bank has been authorized in writing by the Borrower, (2) the Bank has reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Borrower (in which case the Borrower will not have the right to assume or direct the defense of such action on behalf of the Bank) or (3) the Borrower has not in fact employed counsel satisfactory to the Bank to assume the defense of such claim within a reasonable time after receiving notice of the assertion of the claim, in each of which cases the reasonable fees and expenses of counsel will be incurred at the expense of the Borrower and the Borrower must promptly reimburse all such fees and expenses as they are incurred.

         This indemnity will survive foreclosure of any security interest or mortgage or conveyance in lieu of foreclosure and the payment of the Obligations and the discharge and release of any Restructure Documents or Operative Documents.

         12. INSURANCE PROCEEDS AND CONDEMNATION AWARDS FUND. In the event that (i) an insured casualty loss to any of the Property shall occur or (ii) a partial taking or condemnation of any of the West Chicago Property or the Bensenville Property shall occur, then the Borrower shall deposit or cause to be deposited with the Bank all insurance proceeds and condemnation awards which the Borrower shall be entitled to receive in connection with such loss, taking, or condemnation, and which are not to be used to restore or to rebuild such Property in accordance with the provisions of the Loan Documents and the Restructure Documents. All moneys deposited hereunder shall be applied by the Bank to repay the Obligations.

         13. WAIVER AND RELEASE OF CLAIMS. Borrower represents to the Bank that it has no defenses, setoffs, claims or counterclaims of any kind or nature whatsoever against the Bank, including without limitation, defenses, setoffs, claims or counterclaims in connection with the Bonds, the Indenture, the Letter of Credit, the Reimbursement Agreement, any of the Operative Documents, any of the Restructure Documents, the ISDA Master Agreement between Borrower and Bank dated July 13, 2001 and all Schedules thereto (the "Swap Agreement"), the Forbearance Agreements or any action taken or not taken by the Bank with respect to the Borrower, any such documents, or any accounts of the Borrower with the Bank. Without limiting the generality of the foregoing, and in consideration of Bank's agreements hereunder, Borrower hereby releases and forever discharges the Bank, its affiliates and each of their officers, agents, employees, attorneys, insurers, successors and assigns (collectively the "Released Parties"), from and against any and all liabilities, rights, claims, losses, expenses or causes of action whatsoever, known or unknown, including without limitation all liabilities, rights, claims, losses, expenses or causes of action, arising out of any action or inaction by any of the Released Parties to the date hereof with respect to the Bonds, the Indenture, the Letter of Credit, the Reimbursement Agreement, any of the Operative Documents, this Agreement, the Swap Agreement, the Forbearance Agreements, no matter in any way related thereto or arising in conjunction therewith. The Borrower also waives, releases and forever discharges the Released Parties and each of them from and against any and all known or unknown rights to setoff, defenses, claims, counterclaims, causes of action, and any other bar to the enforcement of this Agreement, the Bonds, the Indenture, the Letter of Credit, the Reimbursement Agreement, any of the Operative Documents, any of the Restructure Documents, the Swap Agreement, or the Forbearance Agreements.

         14. DISCLAIMER OF RELIANCE. Borrower expressly disclaims any reliance on any oral representation made by the Released Parties or any of them in respect to the subject matter of this Agreement. Borrower acknowledges and agrees that the Bank is specifically relying upon the representations, warranties, releases and agreements contained herein.

         15. WAIVER BY BANK. Bank's failure, at any time or times, to require strict performance by Borrower of any provision of this Credit Agreement or of any Operative Document or Restructure Document shall not constitute a waiver, or affect or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Bank of an Event of Default under this Agreement or any Operative Document or

Restructure Document shall not suspend, waive or affect any other Event of Default under this Credit Agreement or the Operative Documents or Restructure Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Credit Agreement or the Operative Document or Restructure Document and no Event of Default under this Credit Agreement or the Operative Documents or Restructure Documents shall be deemed to have been suspended or waived by Bank, unless such suspension or waiver is by an instrument in writing signed by an officer of Bank and directed to Borrower specifying such suspension or waiver.

         16. BINDING EFFECT. This Agreement inures to the benefit of and is binding upon the Bank, and its successors and assigns, and the Borrower, and its successors and assigns, provided that none of the rights of the Borrower hereunder may be assigned without the prior written consent of the Bank.

         17. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws (without regard to the conflicts of laws rules) of the State of Illinois.

         18. EXPENSES. The Borrower agrees, whether or not the transaction hereby contemplated shall be consummated, to pay on demand (a) all out-of-pocket expenses incurred by the Bank in connection with the negotiation, execution, preparation, filing, recording, administration, amendment or enforcement of any Operative Document or Restructure Document including the reasonable fees and expenses of the Bank's counsel and (b) all out-of-pocket expenses, including the reasonable fees and expenses of the Bank's counsel, incurred by the Bank in connection with any litigation, proceeding or dispute in any way related to the Bank's relationship with the Borrower, whether arising hereunder or otherwise. The obligations of the Borrower under this Section will survive payment of the Obligations.

         19. NOTICES. Except as otherwise provided in this Agreement, any notice required shall be in writing and shall be deemed to have been validly served, given or delivered upon delivery by messenger or overnight courier service; the day of transmission by telecopy or facsimile; or two (2) business days after deposit in the United States certified or registered mails, with proper postage prepaid, addressed to the party to be notified as follows:

                           (a)      If to Bank, at:

                                    Bank One, NA
                                    120 South LaSalle Street
                                    Chicago, Illinois 60603
                                    Attention: Peter J. Flory

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

                                    with a copy to:
                                    Wildman, Harrold, Allen & Dixon
                                    2300 Cabot Drive
                                    Suite 455
                                    Lisle, Illinois 60532
                                    Attention: David Hight

                           (b)      If to Borrower, at:

                                    M-Wave, Inc.
                                    Poly Circuits, Inc.
                                    475 Industrial Drive
                                    West Chicago, Illinois 60185
                                    Attn: Paul H. Schmitt

                                    with a copy to:
                                    Freeborn & Peters
                                    311 S. Wacker Drive
                                    Suite 3000
                                    Chicago, Illinois 60606
                                    Attention: Carl Klein

or to such other address as each party may designate for itself by like notice.

         20. JURISDICTION; SERVICE OF PROCESS; WAIVER OF JURY TRIAL. THIS CREDIT AGREEMENT HAS BEEN DELIVERED AT CHICAGO, ILLINOIS, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS. EACH OF THE BORROWER AND LENDER (I) WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR RESTRUCTURE DOCUMENTS; (II) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN DUPAGE COUNTY, ILLINOIS OVER ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS; (III) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT BORROWER MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING; (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (V) AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST BANK OR ANY OF BANK'S DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR RESTRUCTURE DOCUMENTS IN ANY COURT OTHER THAN ONE LOCATED IN

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

DUPAGE COUNTY, ILLINOIS. BORROWER WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR RESTRUCTURE DOCUMENTS, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN SECTION 19. SHOULD BORROWER FAIL TO APPEAR OR ANSWER ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SERVED WITHIN THIRTY (30) DAYS AFTER THE DELIVERY THEREOF, IT SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED AGAINST IT AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR IMPAIR BANK'S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR BANK'S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

         21. ENTIRE AGREEMENT. This Credit Agreement and the other Operative Documents and Restructure Documents shall constitute the entire agreement of the parties pertaining to the subject matter hereof and supersede all prior or contemporaneous agreements and understandings of the parties in connection therewith.

         22. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which, when so executed, shall be deemed to be an original and all of which, when taken together, shall constitute one and the same agreement.

         23. HEADINGS. Section and paragraph or sub-section headings in this Agreement are for convenience and reference only and shall not govern, or be used in, the interpretation of any of the provisions of this Agreement.

         24. JOINT AND SEVERAL LIABILITY. The liabilities and obligations of the Company and Poly Circuits hereunder shall be joint and several.

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

         IN WITNESS WHEREOF, this Reimbursement Agreement has been duly executed, is dated and effective as of the day and year specified at the beginning hereof.

BANK ONE, NA,                               M-WAVE, INC., a Delaware corporation
a national banking association

By: _________________________________
       Name:_________________________       By: ________________________________
       Title:________________________             Name: Paul H. Schmitt
                                                  Title: Chief Financial Officer

POLY CIRCUITS, INC., an Illinois corporation

By: _________________________________
       Name: Paul H. Schmitt
       Title: Chief Financial Officer

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